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May 16, 2007

Phoenix Life and Annuity Company
Ms. Michele Drummey
One American Row, H-GW3
Hartford, Connecticut 06102

Re: Participation Agreement among Variable Insurance Products Fund ("Fund I"),
    Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated June 1, 2000, as amended ("Participation Agreement I"); and

    Participation Agreement among Variable Insurance Products Funds II ("Fund II"), the Underwriter and the Company, dated June 1, 2000, as amended ("Participation Agreement II")

Dear Ms. Drummey:

The Company, the Underwriter, and Fund I and Fund II, respectively, are parties to the above-referenced Participation Agreements (Fund 1 and Fund II are referred to as the "Current Funds"). As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios in Fund I and Fund II covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of each Participation Agreement to add Fund V as a "Fund" party under the terms of each Participation Agreement (the "Amendment"); and (2) the assignment of all of each Current Fund's rights, benefits and obligations under each Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). Each Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein. The Amendment will also add the following clarifying language to each Participation Agreement as a new Article A of the Agreement:

   This Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

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Your signature below will indicate the Company's consent to the Amendment and
Assignment of each Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we have not obtained your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreements, we will deem the Company to have consented to each Amendment and Assignment. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

   Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION

By:  /s/ William Loehning
     ----------------------------------
     Name:   William Loehning
     Title:  Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II and
VARIABLE INSURANCE PRODUCTS FUND V

By:  /s/ Kimberley Monasterio
     ----------------------------------
     Name:   Kimberley Monasterio
     Title:  Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 6 day of June 2007:

PHOENIX LIFE AND ANNUITY COMPANY

By:  /s/ Gina Collopy O'Connell
     ----------------------------------
     Name:   Gina Collopy O'Connell
     Title:  Senior Vice President

Please keep one copy and return the other to:

Sharon Salter, Director, Contracts Management
Fidelity Investments
100 Salem Street, O2N
Smithfield RI 02917

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                                   EXHIBIT A

    AFFECTED PORTFOLIOS                  FUND V PORTFOLIOS
    -------------------                  -----------------------------------

    Variable Insurance Products Fund     Variable Insurance Products Fund V

    Money Market Portfolio               Money Market Portfolio
    Variable Insurance Products Fund II

    Asset Manager Portfolio              Asset Manager Portfolio
    Asset Manager: Growth Portfolio      Asset Manager: Growth Portfolio
    Investment Grade Bond Portfolio      Investment Grade Bond Portfolio
    Variable Insurance Products Fund IV

    Freedom Income Portfolio             Freedom Income Portfolio
    Freedom 2005 Portfolio               Freedom 2005 Portfolio
    Freedom 2010 Portfolio               Freedom 2010 Portfolio
    Freedom 2015 Portfolio               Freedom 2015 Portfolio
    Freedom 2020 Portfolio               Freedom 2020 Portfolio
    Freedom 2025 Portfolio               Freedom 2025 Portfolio
    Freedom 2030 Portfolio               Freedom 2030 Portfolio
    FundsManager 20% Portfolio           FundsManager 20% Portfolio
    FundsManager 50% Portfolio           FundsManager 50% Portfolio
    FundsManager 70% Portfolio           FundsManager 70% Portfolio
    FundsManager 85% Portfolio           FundsManager 85% Portfolio
    Strategic Income Portfolio           Strategic Income Portfolio